              As filed with the Securities and Exchange Commission
                                on June 22, 2000

                                                   Registration No.    333-16941

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              Bowater Incorporated
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            ------------------------
                            (State of Incorporation)

                                   62-0721803
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

                             55 East Camperdown Way
                                  P.O. Box 1028
                        Greenville, South Carolina 29602
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                           GREAT NORTHERN PAPER, INC.
             SAVINGS AND CAPITAL GROWTH PLAN FOR SALARIED EMPLOYEES
         ---------------------------------------------------------------
                            (Full title of the plan)

                              WENDY C. SHIBA, ESQ.
             Vice President, Secretary and Assistant General Counsel
                              Bowater Incorporated
                             55 East Camperdown Way
                                  P.O. Box 1028
                        Greenville, South Carolina 29602
                                 (864) 271-7733
         ---------------------------------------------------------------
          (Name and address and telephone number of agent for service)


     This Post-Effective Amendment to the Registration Statement shall become effective upon the date of the filing pursuant to Rule 464 promulgated under the Securities Act of 1933, as amended.



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                            Deregistration of Shares
                            ------------------------

     Bowater Incorporated (the "Company") has registered 600,000 shares of the Company's Common Stock, $1.00 par value ("Common Stock") on Form S-8 (Registration No. 333-00587) relating to the Great Northern Paper, Inc. Savings and Capital Growth Plan for Salaried Employees, amended and restated effective as of January 1, 1997 (the "Plan"). Pursuant to Form S-8 (General Instruction E) (Registration No. 333-16941), the Company increased the number of shares relating to the Plan by registering an additional 700,000 shares. Therefore, an aggregate number of 1,300,000 shares were registered under the Plan. The Company served as the Plan sponsor and offered a Company stock fund for the investment by Plan participants in the Company's Common Stock.

     On August 17, 1999, the Company sold all of the stock of Great Northern Paper, Inc. ("GNP"), its wholly-owned subsidiary, to Inexcon Maine, Inc. Pursuant to the Second Amendment to the Plan, adopted on August 9, 1999 and effective as of August 17, 1999: (1) GNP replaced the Company as the Plan sponsor, and (2) the Company terminated its offering of Common Stock to participants by ceasing to permit investment into the Company's stock fund. As of August 17, 1999, GNP succeeded the Company as having full responsibility for the administration of the Plan.

     The Company hereby removes from registration by means of this Post-Effective Amendment No. 1 any and all registered Common Stock and Participation Interests which remain unsold at the termination of the offering.

                                   SIGNATURES

The Registrant.
--------------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on May 31, 2000.

                                       BOWATER INCORPORATED
                                       (The Registrant)


                                       By   /s/ Arnold M. Nemirow
                                         --------------------------------------
                                            Arnold M. Nemirow,
                                            Chairman, President, and
                                            Chief Executive Officer

The Plan.
--------

     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on May 31, 2000.

                                       GREAT NORTHERN PAPER, INC. SAVINGS AND
                                       CAPITAL GROWTH PLAN FOR SALARIED
                                       EMPLOYEES


                                       By   /s/ AARON B. WHITLOCK
                                         --------------------------------------
                                                Aaron B. Whitlock,
                                                Plan Administrator



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     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 31, 2000.

Signature                           Title
---------                           -----

  /s/ ARNOLD M. NEMIROW             Director, Chairman, President and
---------------------------         Chief Executive Officer (principal
      Arnold M. Nemirow             executive officer)

  /s/ DAVID G. MAFFUCCI             Senior Vice President, Chief
---------------------------         Financial Officer (principal financial
      David G. Maffucci             officer)

  /s/ MICHAEL F. NOCITO             Vice President and Controller
---------------------------         (principal accounting officer)
      Michael F. Nocito

              *                     Director
---------------------------
      Francis J. Aguilar

              *                     Director
---------------------------
      Hugh D. Aycock

              *                     Director
---------------------------
      Richard Barth

              *                     Director
---------------------------
      Kenneth M. Curtis

              *                     Director
---------------------------
      James L. Pate

              *                     Director
---------------------------
      John A. Rolls


     * Wendy C. Shiba, by signing her name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons which were filed by the Registrant and the Plan on Form S-8 (General Instruction E) (Registration No. 333-16941), and are hereby incorporated by reference.

                                   By:        /s/ WENDY C. SHIBA
                                      --------------------------------------
                                                  Wendy C. Shiba,
                                                  Attorney-in-Fact



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                                  EXHIBIT INDEX


     The Registrant and the Plan hereby incorporate by reference the exhibits of the previous Registration Statement filed by the Registrant and the Plan on Form S-8 (Registration No. 333-00587) and Form S-8 (General Instruction E) (Registration No. 333-16941). The following additional or substituted exhibit is filed as part of this Post-Effective Amendment.


Exhibit Number                                 Description
--------------                                 -----------


     4.14 Copy of the Great Northern Paper, Inc. Savings and Capital Growth Plan for Salaried Employees, amended and restated effective as of January 1, 1997, Amendment No. 1 to the Plan and the Second Amendment to the Plan.